SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

                                            Date of Report                    (Date of earliest event reported):
                                           September 7, 2004       (August 31, 2004)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 1.01            Entry into a Material Definitive Agreement

Item 1.02            Termination of a Material Definitive Agreement

Item 2.03            Creation of a Direct Financial Obligation of a Registrant

            On August 31, 2004, the Registrant entered into an agreement, attached hereto as Exhibit 99, establishing a 5-year, $1 billion, unsecured revolving credit facility (the "Agreement") under which the Registrant can borrow for general corporate purposes, including to support commercial paper debt.  The other parties to the Agreement are JPMorgan Chase Bank, as Administrative Agent and as a Lender; Citibank, N.A., as Syndication Agent and as a Lender; Wachovia Bank, N.A., as a Documentation Agent and as a Lender; Barclay's Bank PLC, as a Documentation Agent and as a Lender; SunTrust Bank, as a Documentation Agent and as a Lender; and PNC Financial Corporation; Bank of Tokyo - Mitsubishi Trust Company; The Bank of New York; Sumitomo Mitsui Banking Corporation; Merrill Lynch Bank USA; Northern Trust Company; Bayerische Landesbank Girozentrale, Cayman Islands Branch; U.S. Bank; Deutsche Bank AG New York Branch; and UFJ Bank as Lenders that are signatories to the Agreement, as well as other parties that may become Lenders from time to time under the Agreement's provisions.

            Interest rates under the facility vary based on the type of loan made and range from the Prime Rate of JPMorgan Chase Bank to incremental increases over LIBOR, with such increases based in some cases on the rating of the Registrant's unsecured long-term debt.  The Agreement also has typical financial covenants, including covenants pertaining to the Registrant's consolidated net worth and related borrowing ratios, as well as limitations on other debt that may be incurred by the Registrant and its subsidiaries, all as more fully described in the attached Exhibit.

            With respect to the other parties to the Agreement, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

            No direct financial obligations of the Registrant have arisen under the Agreement as of the date hereof.

            The Agreement replaces the Registrant's existing $1 billion credit facility under an agreement dated as of October 4, 2001 (the "Prior Agreement"), that was terminated by the Registrant on August 31, 2004, in advance of its stated termination date without any early termination penalties being incurred by the Registrant.  The other parties to the Prior Agreement as of August 31, 2004, were JPMorgan Chase Bank, as Administrative Agent and as a Lender; and Wachovia Bank, N.A.; Bank One, N.A.; The Bank of New York; Bank of Tokyo - Mitsubishi Trust Company; Bayerische Landesbank Girozentrale, Cayman Islands Branch; Comerica Bank; HSH Nordbank AG; Deutsche Bank AG New York Branch; Fleet Bank; Mellon Bank; Merrill Lynch Bank USA; Northern Trust Company; PNC Financial Corporation; U.S. Bank; and SunTrust Bank as Lenders.

            The terms of the Prior Agreement are substantially and in all material respects similar to the terms of the Agreement.

            With respect to the other parties to the Prior Agreement, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  September 7, 2004

EXHIBIT INDEX

Exhibit
Number                 Description

99                         Credit Agreement dated as of August 31, 2004, establishing a 5-year, $1 billion, unsecured revolving credit facility of the Registrant